Exhibit 5.3

July 1, 2016

APX Group, Inc.

4931 North 300 West

Provo, Utah 84604

Re: APX Group, Inc. 7.875% Senior Secured Notes, due 2022, of up to $500,000,000

Ladies and Gentlemen:

We have acted as special counsel to Vivint Louisiana LLC, a Louisiana limited liability company (“Vivint”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended, being filed with the Securities and Exchange Commission (the “Commission”), by APX Group, Inc., a Delaware corporation (the “Company”), APX Group Holdings, Inc., the parent of the Company (the “Parent”), Vivint, and the other subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors,” and together with the Parent, the “Guarantors”). In connection therewith, the Guarantors are executing guarantees (the “Guarantees”) relating to the issuance by the Company of up to $500,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2022 (the “Exchange Securities”).

The Exchange Securities and the Guarantees thereof (along with other obligations) will be issued under an Indenture, dated as of May 26, 2016 among the Company, the guarantors named therein, including Vivint, and Wilmington Trust, National Association, collateral agent and as trustee (in such capacity, the “Trustee”) (the “Indenture”). The Exchange Securities will be offered by the Company in exchange for $500,000,000 aggregate principal amount of its outstanding 7.875% Senior Notes due 2022, that were issued May 26, 2016.

We have examined the Registration Statement and the Indenture (including the form of Exchange Security set forth therein), which is being filed with the Commission and incorporated by reference as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of Vivint’s organizational documents, and a copy of the unanimous consent of Vivint’s sole member and its sole manager authorizing the transactions being entered into by Vivint.

As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of Vivint, the Company, and/or its Parent.

We are opining herein only as to the internal laws of the State of Louisiana. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state (including Louisiana). In addition, our opinions are based upon our consideration of only those statutes, rules and regulations of the State of Louisiana which, in our experience, are normally applicable to transactions of the type contemplated by the Indenture and the Guarantees.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	Vivint has duly authorized, executed and delivered the Indenture in accordance with the laws of the State of Louisiana.

2.	The execution, delivery and performance by Vivint of the Indenture and the Guarantees do not and will not violate the (current) law of the State of Louisiana.

Our opinions are subject to the following additional assumptions, limitations, qualification, and exceptions:

A. In rendering these opinions, we have not made any independent investigation as to the accuracy or completeness of any facts, certifications, or representations, whether written or oral, that may have been made by or on behalf of Vivint, the Company and/or Parent, except as may otherwise be specifically set forth herein, if any.

B. All opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally; and (ii) the discretionary powers of the courts to make available remedies of specific performance, injunctive relief or other equitable remedies.

C. We have assumed that you and all other parties to the Indenture, Registration Statement, and the Guarantees, excluding Vivint, are duly organized and authorized to enter into the various transactions and to execute and deliver all of the various documents to which each is a party, and that those documents have been duly executed and delivered, and are legally binding on all such parties.

D. We have assumed the legal capacity of all natural persons who have signed and/or will sign the various documents, whether in their individual and/or representative capacities.

E. We have assumed that Vivint is a wholly owned subsidiary of APX Group, Inc. and that entering into the Indenture and the Guarantees serves a legitimate business purpose of Vivint and it has received value for entering into said transactions.

F. We have assumed there are no other agreements or understandings among the parties to any of the Indenture, or related documents, written or oral, and there is no usage of trade or course of conduct among the parties that would in any case, define, supplement, expand or limit or qualify the terms of the documents.

G. Specific performance of the provisions of any agreement is an equitable remedy which may or may not be ordered by a court in its discretion. No opinion is rendered as to the effectiveness of any provisions which authorize or purport to authorize the extra judicial enforcement of any rights or obligations or the waiver of any rights. We point out that generally extra judicial enforcement is not allowed under Louisiana law.

H. Our opinion also assumes that all parties will enforce their rights under the Indenture, and other documents, in good faith and in conformity to law and in a commercially reasonable manner.

I. Louisiana law does not purport to govern the Indenture or the Guarantees. However, to the extent Louisiana law may be held to apply, the ability to collect any attorney fees as to enforcement of the Guarantees is limited by the Louisiana Rules of Professional Conduct and other principles of Louisiana law.

J. These opinions are rendered as of the date hereof and we have no duty to advise you of any changes in law or judicial decisions which may affect or limit the opinions set forth above. The opinions set forth herein are opinions based upon our professional judgment and are not, and shall not be construed, as a warranty or guaranty. This opinion is specifically limited to the presently effective laws of the State of Louisiana. No opinions are or may be inferred, and we do not, render any opinion as to any matter, except as specifically, and expressly set forth herein.

With respect to our opinions above, we have assumed that the “laws of the State of Louisiana” or “Louisiana law” means such laws, statutes, rules or regulations of the State of Louisiana which a lawyer exercising customary professional diligence would recognize as being applicable to Vivint, the Indenture, and Guarantees, and the transactions contemplated thereby.

We expressly except from the opinions set forth herein, any opinion concerning any violation of any law, even Louisiana law, that might result, in whole or in part, from any anti-competitive effect, actual or potential, of the transactions contemplated by the Indenture and Guarantees, any opinion concerning securities laws, and any opinion as to tax laws, environmental laws, healthcare laws, antitrust laws or trade regulation laws, insolvency or fraudulent transfer laws, or antifraud laws.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” as to Louisiana Limited Liability Company Law in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Taylor, Porter, Brooks & Phillips, L.L.P.

Taylor, Porter, Brooks & Phillips, L.L.P.

SCHEDULE I

313 AVIATION, LLC

AP AL LLC

SMART HOME PROS, INC.

FARMINGTON IP LLC

IPR LLC

SMARTROVE, INC.

SPACE MONKEY, LLC

VIVINT FIREWILD, LLC

VIVINT GROUP, INC.

VIVINT LOUISIANA LLC

VIVINT PURCHASING, LLC

VIVINT WIRELESS, INC.

VIVINT, INC.

5